Exhibit 1.01

ARISTA NETWORKS, INC.
CONFLICT MINERALS REPORT
(For the reporting period January 1, 2023 to December 31, 2023)

Introduction
    This Conflict Minerals Report (this “Report”) of Arista Networks, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (collectively, the “Rule”) for the reporting period January 1, 2023 to December 31, 2023. The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which the SEC has currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
    For purposes of this Report, references to “we,” “us,” “our,” “Arista,” “Arista Networks” or the “Company” refer to Arista Networks, Inc.
Overview
    Company Overview
    We are a leading supplier of cloud networking solutions that use software innovations to address the needs of large-scale internet companies, cloud service providers and next-generation enterprise. Our cloud networking solutions consist of our Extensible Operating System, or EOS, a set of network applications and our Ethernet switching and routing platforms.
    The Company’s products for the reporting period covered by this Form SD include all of our hardware products.
    The Company has adopted a Conflict Minerals Policy Statement (“Conflict Minerals Policy”), which is available on our website at https://www.arista.com/assets/data/pdf/AristaNetworks-ConflictMineralsPolicyStatement.pdf. The content of any website referred to in this Form SD is included for general information only and is not incorporated by reference in this Form SD.
    Reasonable Country of Origin Inquiry (“RCOI”)
    The manufacture of our products is 100% outsourced and we procure our components and materials from suppliers worldwide. We have determined that during calendar year 2023, our products contained tantalum, tungsten, tin and gold (“3TG”) which are necessary to the functionality or production of our hardware products. In accordance with the Rule, we conducted a good faith RCOI to determine whether the necessary Conflict Minerals may have originated in the Covered Countries or come from recycled or scrap sources.
    We are a member of the Responsible Business Alliance (“RBA”) and the Responsible Minerals Initiative (“RMI”). As a member of the RMI, a leading industry program that helps its members to manage risk by improving supply chain transparency with respect to Conflict Minerals, we have access to RMI RCOI data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.
    The main piece of our RCOI process includes conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the RMI.
    Design of Conflict Minerals Program
    We designed our due diligence measures in conformance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”).

Due Diligence Measures Performed
    The following describes the measures taken to reasonably determine the country of origin of Conflict Minerals and to exercise due diligence on our supply chain in conformance with the OECD Due Diligence Guidance.
    Step 1: Establish strong company management systems
A.We maintain a Conflict Minerals Policy, pursuant to which we are committed to the responsible sourcing of components that contain gold, tantalum, tungsten, and tin and are required to comply with the underlying SEC rules and regulations surrounding Conflict Minerals.
B.We have a team focused on data collection and meeting due diligence guidelines. The team meets regularly to discuss status, and how to ensure full participation from our suppliers.
C.We are members of the RBA and we expect our suppliers to abide with the RBA Code of Conduct, which includes a provision on Conflict Minerals.
D.We expect our suppliers to comply with Conflict Minerals requirements.
    Step 2: Identify and assess risk in the supply chain
A.Identified Direct Suppliers:
1.We identified suppliers through our product life cycle management system and focused on suppliers whose components were qualified for use in our products that were sold in 2023.
2.We then completed a first-pass analysis of suppliers that were in-scope and out of scope.
i.In-scope suppliers are suppliers that we purchased components/materials that may contain 3TG from in calendar year 2023.
ii.Out of scope suppliers are suppliers that provided us with components/materials that do not contain 3TG, or that we did not purchase components/materials from in calendar year 2023.
B.Conducted RCOI:
1.We utilized a third-party data collection partner to collect data from our in-scope suppliers on our behalf.
2.We used the industry standard CMRT to collect data from our suppliers, and if necessary, require our suppliers to collect data from their suppliers for the necessary Conflict Minerals information. We evaluated the information gathered from the CMRTs submitted by our suppliers to determine our reporting obligation based on this RCOI.
3.We received completed CMRTs from our in-scope suppliers through our data collection partner and used our suppliers’ CMRTs to identify smelters or refiners (“SORs”) as well as determine material country of origin.
C.Completed additional follow-up:
With the help of our data collection partner, we reviewed the CMRT submissions to validate for completeness and ensure consistency. Any inconsistencies were followed up to completion.
D.Identify smelters/processors:
We cross-checked information received from our suppliers against data made available by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI. When necessary, we engaged with component suppliers that referenced high-risk SORs to encourage such facilities to obtain a “conflict-free” designation from an independent, third-party audit program.
    Step 3: Design and implement a strategy to respond to identified risks
A.The CMRT is the main method we use to identify risks, and our internal process documentation lists the approach towards SOR validation, and what steps to take if other risks are identified in the SOR list.
B.At the end of each data collection process, we compare the list of SORs provided by all of our suppliers to the list provided by the RMI, which includes the names of SORs that are compliant (and third-party verified) with the RMAP protocols.
C.We performed regular follow-ups with suppliers that did not respond to our requests until data was provided.
D.Regular meetings were held with senior management to provide progress updates, request for help, and escalations.

    Step 4: Audit of SOR due diligence practices
Given that we do not source Conflict Minerals directly from smelters and refiners, we rely on third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.
Step 5: Report on supply chain due diligence
This Report and associated Form SD will be filed with the SEC and will be available on our Investor Relations website at https://investors.arista.com/Financial-Information (see “SEC Filings”).
Results of RCOI and Due Diligence
    We conducted due diligence processes on the SORs that the surveyed suppliers identified. The surveyed suppliers identified an aggregate of 341 operational SORs which may process the necessary Conflict Minerals contained in the components and/or materials that make up our products.
Smelters or Refiners
    Appendix A in this report lists all SORs provided to Arista Networks from surveyed in-scope suppliers. We have categorized SOR status as the following:

Status	Description
Compliant	SORs that have received a “conflict-free” status from an independent third party audit program.
Active	SORs that have started participating in an independent third party audit program
Not Active	SORs that have not begun participating in an independent third party audit program

    Based on our due diligence process, we have determined the following as the status of the SORs that were disclosed to us by our in-scope suppliers:

Status	Number of SORs	% of Total
Compliant	223	66%
Active	5	1%
Not Active	113	33%
Grand Total	341	100%

    We have also determined the percentages of SORs by metal type that are compliant with RMI protocols as follows:

Metal	% RMI Compliant SORs
Gold	54%
Tantalum	94%
Tin	78%
Tungsten	67%

    In addition, we have performed an analysis as to declarations of SORs that source from level 2 or level 3 RMI countries. Level 2 countries are countries where 3TG from conflict-affected and high-risk areas are known to transit and level 3 countries are countries where 3TG material is mined in the DRC and adjoining countries.
    We have determined that 50 SORs had sourced from level 2 or level 3 countries and, based on a detailed analysis, we have determined that:
• All 50 SORs are compliant with RMI protocols.
    Based on this analysis and representations from our suppliers, we have concluded that we do not have sufficient information to determine whether our supply chain is “DRC conflict-free.” However, we have not identified any known instances in which our products contained 3TG minerals sourced directly or indirectly from armed groups in the conflict regions of any Covered Countries. Based on guidance from the SEC’s staff, an independent private sector audit is accordingly not required to be conducted under the Rule and therefore has not been conducted.
Future Due Diligence Efforts
    During the reporting period for the calendar year ending December 31, 2024, we will continue to engage in the activities described in this report in accordance with the OECD Due Diligence Guidance. Our intent is to move to a more conflict-free supply chain, and we will continue to contact SORs that have not yet received a “conflict-free” designation and request their participation in the RMAP or other independent third party audit program in order for them to obtain such a “conflict-free” designation.

APPENDIX A: Smelters and Refiners

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 11th, 2024)	ID
Tungsten	Cronimet Brasil Ltda*	CID003468
Tin	PT ATD Makmur Mandiri Jaya*	CID002503
Tin	PT Mitra Sukses Globalindo*	CID003449
Tin	PT Menara Cipta Mulia*	CID002835
Tin	PT Rajawali Rimba Perkasa*	CID003381
Tin	PT Aries Kencana Sejahtera*	CID000309
Tin	CV Venus Inti Perkasa*	CID002455
Tin	PT Babel Surya Alam Lestari*	CID001406
Tin	PT Tommy Utama*	CID001493
Gold	SAFINA A.S.*	CID002290
Tin	PT Artha Cipta Langgeng*	CID001399
Tin	PT Babel Inti Perkasa*	CID001402
Tin	PT Belitung Industri Sejahtera*	CID001421

Tin	PT Bukit Timah*	CID001428
Tin	PT Prima Timah Utama*	CID001458
Tin	PT Sariwiguna Binasentosa*	CID001463
Tin	PT Stanindo Inti Perkasa*	CID001468
Tin	PT Tinindo Inter Nusa*	CID001490
Gold	Daye Non-Ferrous Metals Mining Ltd.*	CID000343
Gold	Navoi Mining and Metallurgical Combinat*	CID001236
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	CID001909
Tantalum	NPM Silmet AS*	CID001200
Tin	PT Premium Tin Indonesia*	CID000313
Tin	Estanho de Rondonia S.A.*	CID000448
Tin	PT Bangka Prima Tin*	CID002776
Tin	PT Sukses Inti Makmur (SIM)*	CID002816
Tin	PT Cipta Persada Mulia*	CID002696
Gold	Abington Reldan Metals, LLC*	CID002708

Tin	Super Ligas*	CID002756
Tin	CV Ayi Jaya*	CID002570
Tin	PT Rajehan Ariq*	CID002593
Gold	TOO Tau-Ken-Altyn*	CID002615
Tungsten	China Molybdenum Tungsten Co., Ltd.*	CID002641
Tungsten	Hubei Green Tungsten Co., Ltd.*	CID003417
Gold	NH Recytech Company*	CID003189
Tin	PT Bangka Serumpun*	CID003205
Tin	Luna Smelter, Ltd.*	CID003387
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228
Tungsten	Kennametal Huntsville*	CID000105
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082
Tin	PT Refined Bangka Tin*	CID001460
Tin	Rui Da Hung*	CID001539
Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036

Tin	Metallic Resources, Inc.*	CID001142
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192
Tantalum	Telex Metals*	CID001891
Tantalum	Ulba Metallurgical Plant JSC*	CID001969
Tin	Resind Industria e Comercio Ltda.*	CID002706
Tantalum	Resind Industria e Comercio Ltda.*	CID002707
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CID002508
Tantalum	FIR Metals & Resource Ltd.*	CID002505
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277
Tantalum	D Block Metals, LLC*	CID002504
Tantalum	Global Advanced Metals Aizu*	CID002558
Tantalum	Global Advanced Metals Boyertown*	CID002557
Tantalum	TANIOBIS Co., Ltd.*	CID002544

Tantalum	TANIOBIS GmbH*	CID002545
Tantalum	Materion Newton Inc.*	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.*	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	CID002550
Tin	Thaisarco*	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	CID002180
Tungsten	Japan New Metals Co., Ltd*	CID000825
Tantalum	F&X Electro-Materials Ltd.*	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522
Tin	Alpha*	CID000292
Tin	Aurubis Beerse*	CID002773
Tin	Aurubis Berango*	CID002774
Tin	Tin Technology & Refining*	CID003325
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	CID002542

Tantalum	KEMET de Mexico*	CID002539
Tungsten	Kennametal Fallon*	CID000966
Tungsten	A.L.M.T. Corp.*	CID000004
Tungsten	Global Tungsten & Powders LLC*	CID000568
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320
Gold	Asaka Riken Co., Ltd.*	CID000090
Gold	Kojima Chemicals Co., Ltd.*	CID000981
Gold	Yamakin Co., Ltd.*	CID002100
Tin	Malaysia Smelting Corporation (MSC)*	CID001105
Gold	WIELAND Edelmetalle GmbH*	CID002778
Gold	REMONDIS PMR B.V.*	CID002582
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna*	CID002511
Tungsten	H.C. Starck Tungsten GmbH*	CID002541

Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502
Tungsten	Masan High-Tech Materials*	CID002543
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	CID002513
Tin	O.M. Manufacturing Philippines, Inc.*	CID002517
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844
Tin	Dowa*	CID000402
Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319

Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736
Tin	Mineracao Taboca S.A.*	CID001173
Tin	Minsur*	CID001182
Tin	Mitsubishi Materials Corporation*	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314
Tin	Operaciones Metalurgicas S.A.*	CID001337
Tin	PT Mitra Stania Prima*	CID001453
Tin	PT Timah Tbk Kundur*	CID001477
Tin	PT Timah Tbk Mentok*	CID001482
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218

Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766
Gold	Aida Chemical Industries Co., Ltd.*	CID000019
Gold	Agosi AG*	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058
Gold	Argor-Heraeus S.A.*	CID000077
Gold	Asahi Pretec Corp.*	CID000082
Gold	Aurubis AG*	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128
Gold	Boliden Ronnskar*	CID000157
Gold	C. Hafner GmbH + Co. KG*	CID000176
Gold	CCR Refinery - Glencore Canada Corporation*	CID000185
Gold	Chimet S.p.A.*	CID000233
Gold	Chugai Mining*	CID000264
Gold	DSC (Do Sung Corporation)*	CID000359

Gold	Dowa*	CID000401
Gold	Heimerle + Meule GmbH*	CID000694
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707
Gold	Heraeus Germany GmbH Co. KG*	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807
Gold	Istanbul Gold Refinery*	CID000814
Gold	Japan Mint*	CID000823
Gold	Jiangxi Copper Co., Ltd.*	CID000855
Gold	Asahi Refining USA Inc.*	CID000920
Gold	Asahi Refining Canada Ltd.*	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937
Gold	Kazzinc*	CID000957
Gold	Kennecott Utah Copper LLC*	CID000969
Gold	LS MnM Inc.*	CID001078

Gold	Matsuda Sangyo Co., Ltd.*	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152
Gold	Metalor Technologies S.A.*	CID001153
Gold	Metalor USA Refining Corporation*	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161
Gold	Mitsubishi Materials Corporation*	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220
Gold	Nihon Material Co., Ltd.*	CID001259
Gold	MKS PAMP SA*	CID001352
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397
Gold	PX Precinox S.A.*	CID001498
Gold	Rand Refinery (Pty) Ltd.*	CID001512
Gold	Royal Canadian Mint*	CID001534

Gold	SEMPSA Joyeria Plateria S.A.*	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622
Gold	Solar Applied Materials Technology Corp.*	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875
Gold	Shandong Gold Smelting Co., Ltd.*	CID001916
Gold	Tokuriki Honten Co., Ltd.*	CID001938
Gold	Torecom*	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980
Gold	Valcambi S.A.*	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030
Gold	Yokohama Metal Co., Ltd.*	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163
Tantalum	Mineracao Taboca S.A.*	CID001175
Tantalum	QuantumClean*	CID001508
Tantalum	Taki Chemical Co., Ltd.*	CID001869
Tin	China Tin Group Co., Ltd.*	CID001070
Tin	EM Vinto*	CID000438
Tin	Fenix Metals*	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538
Tin	Magnu's Minerais Metais e Ligas Ltda.*	CID002468
Tantalum	AMG Brasil*	CID001076
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827
Gold	L'Orfebre S.A.*	CID002762

Gold	Italpreziosi*	CID002765
Gold	T.C.A S.p.A*	CID002580
Tungsten	Niagara Refining LLC*	CID002589
Gold	Korea Zinc Co., Ltd.*	CID002605
Gold	Planta Recuperadora de Metales SpA*	CID002919
Gold	SungEel HiMetal Co., Ltd.*	CID002918
Gold	Eco-System Recycling Co., Ltd. North Plant*	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant*	CID003425
Tungsten	Lianyou Metals Co., Ltd.*	CID003407
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CID003397
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CID003190
Gold	LT Metal Ltd.*	CID000689
Gold	Eco-System Recycling Co., Ltd. East Plant*	CID000425
Gold	Materion*	CID001113
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325

Gold	United Precious Metal Refining, Inc.*	CID001993
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	CID003486
Tin	CRM Synergies*	CID003524
Gold	Metal Concentrators SA (Pty) Ltd.*	CID003575
Gold	WEEEREFINING*	CID003615
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	CID003582
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	CID003609
Gold	Gold by Gold Colombia*	CID003641
Tin	DS Myanmar*	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)*	CID003868
Tungsten	Tungsten Vietnam Joint Stock Company*	CID003993
Gold	Coimpa Industrial LTDA*	CID004010
Tantalum	PowerX Ltd.*	CID004054
Tin	Mining Minerals Resources SARL*	CID004065

Tin	PT Bangka Tin Industry*	CID001419
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CID000291
Tin	Precious Minerals and Smelting Limited*	CID003409
Gold	Advanced Chemical Company*	CID000015
Gold	Bangalore Refinery*	CID002863
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	African Gold Refinery	CID003185
Gold	Gold Coast Refinery	CID003186
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Kaloti Precious Metals	CID002563
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	International Precious Metal Refiners	CID002562
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Sudan Gold Refinery	CID002567

Gold	Kundan Care Products Ltd.	CID003463
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Sai Refinery	CID002853
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	Kazakhmys Smelting LLC	CID000956
Tin	VQB Mineral and Trading Group JSC	CID002015
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tin	PT Panca Mega Persada	CID001457
Tin	PT Tirus Putra Mandiri	CID002478
Gold	Samduck Precious Metals	CID001555
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Tin	Novosibirsk Tin Combine	CID001305

Gold	Morris and Watson	CID002282
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	Caridad	CID000180
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Sabin Metal Corp.	CID001546
Gold	Samwon Metals Corp.	CID001562

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Lingbao Gold Co., Ltd.	CID001056
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Gold	Pease & Curren	CID002872
Gold	JALAN & Company	CID002893
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Albino Mountinho Lda.	CID002760
Gold	Modeltech Sdn Bhd	CID002857
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Gold	Fujairah Gold FZC	CID002584
Gold	Industrial Refining Company	CID002587

Gold	Shirpur Gold Refinery Ltd.	CID002588
Tin	Modeltech Sdn Bhd	CID002858
Tungsten	NPP Tyazhmetprom LLC	CID003416
Gold	Augmont Enterprises Private Limited	CID003461
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Gold	Dijllah Gold Refinery FZC	CID003348
Tin	Pongpipat Company Limited	CID003208
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Gold	QG Refining, LLC	CID003324
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Sovereign Metals	CID003383

Tungsten	Hydrometallurg, JSC	CID002649
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Gold	Emirates Gold DMCC	CID002561
Gold	Singway Technology Co., Ltd.	CID002516
Tungsten	Moliren Ltd.	CID002845
Tungsten	ACL Metais Eireli	CID002833
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Gold	AU Traders and Refiners	CID002850
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Gold	Cendres + Metaux S.A.	CID000189
Gold	JSC Novosibirsk Refinery	CID000493
Gold	JSC Uralelectromed	CID000929
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326

Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Umicore Precious Metals Thailand	CID002314
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Melt Metais e Ligas S.A.	CID002500
Tungsten	Unecha Refractory metals plant	CID002724
Gold	SAAMP	CID002761
Gold	8853 S.p.A.	CID002763
Gold	Safimet S.p.A	CID002973
Gold	Marsam Metals	CID002606
Gold	Alexy Metals	CID003500
Gold	K.A. Rasmussen	CID003497
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	MD Overseas	CID003548
Tungsten	Artek LLC	CID003553
Gold	Metallix Refining Inc.	CID003557
Tungsten	OOO "Technolom" 1	CID003614
Tungsten	OOO "Technolom" 2	CID003612
Tungsten	LLC Vostok	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662
Gold	Dongwu Gold Group	CID003663
Tantalum	5D Production OU	CID003926
Tungsten	HANNAE FOR T Co., Ltd.	CID003978

This table lists all SORs provided to Arista Networks from surveyed in-scope suppliers. Companies with a “*” designation are either active or compliant SORs according to the RMAP.
Note: Based on our due diligence, the above SOR facilities process Conflict Minerals from one or more of the following countries of origin: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Estonia,

France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, and Zimbabwe.